Exhibit 99.1

Stardust Power Announces Reverse Stock Split to Regain Nasdaq Compliance and Position for Long-Term Growth

●	Company reinforces commitment to shareholders and capital markets access as it advances engineering, permitting, and financing milestones for its U.S. lithium refining project.

Greenwich, Conn. – September 4, 2025 — Stardust Power Inc. (“Stardust Power” or the “Company”), an American developer of battery-grade lithium products, today announced that its Board of Directors has approved a 1-for-10 reverse stock split of the Company’s common stock. The Company’s stockholders previously approved the reverse stock split proposal at the Annual Meeting of Stockholders held on June 9, 2025, authorizing the Board to determine the exact ratio and timing.

“Executing this reverse split is a strategic step forward for Stardust Power at this time. It allows the Company to attempt to regain full compliance with Nasdaq’s listing requirements, ensuring we maintain access to the public markets, a platform to advance our project and build long-term value. This move not only strengthens our credibility to institutional investors but can also provide ongoing liquidity for our shareholders. We believe this move positions Stardust Power to continue executing on upcoming milestones that we expect will drive shareholder value as our U.S. lithium refining project progresses,” said Roshan Pujari, Founder and CEO of Stardust Power.

The reverse stock split will take effect at 12:01 a.m. Eastern Time on September 8, 2025 (the “Effective Time”), and beginning with that day’s market open, Stardust Power’s common stock will continue trading on Nasdaq on a split-adjusted basis under its existing ticker symbol, “SDST.”

At the Effective Time, every ten shares of issued and outstanding common stock will be automatically combined into one share of common stock. The par value per share will remain unchanged at $0.0001. Following the split, the number of outstanding shares will be reduced to approximately 8,458,975. A new CUSIP number (854936 200) will apply, and no fractional shares will be issued, stockholders otherwise entitled to receive a fractional share will instead receive a cash payment.

The Company emphasized that this action is not a reflection of its fundamentals but a measure to ensure Stardust Power’s equity remains accessible to a broader universe of long-only institutional investors, which remains central to its long-term strategy of funding and advancing its battery-grade lithium refining project. This move also aligns the share price with the strategic direction and trajectory of the Company as it moves into the next chapter of scaling operations.

Looking ahead, Stardust Power expects to deliver several important milestones including completion of its Front-End Loading (FEL) 3 engineering work, advancement and completion of permitting, securing project financing for the CAPEX buildout of Phase 1, and ultimately commencing heavy construction on the Muskogee, Oklahoma lithium processing facility. Each of these steps represents not only operational progress but also potential value inflection points for shareholders, reinforcing the Company’s mission to establish a secure, domestic supply of battery-grade lithium in North America.

Additional details on the reverse stock split are available in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2025, accessible at www.sec.gov.

About Stardust Power Inc.

Stardust Power is a developer of battery-grade lithium products designed to bolster America’s energy leadership by building resilient supply chains. Stardust Power is developing a strategically central lithium processing facility in Muskogee, Oklahoma with the anticipated capacity of producing up to 50,000 metric tons per annum of battery-grade lithium. The Company is committed to sustainability at each point in the process. Stardust Power trades on the Nasdaq under the ticker symbol “SDST.”

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For Investors:

Johanna Gonzalez
investor.relations@stardust-power.com

For Media:

Michael Thompson
media@stardust-power.com